For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Earnings Growth of 5.9% Quarter-Over-Quarter

Billings, MT - July 20, 2015 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports second quarter 2015 net income of $22.2 million, or $0.49 per share. This compares to net income of $21.0 million, or $0.46 per share, during first quarter 2015, and $21.1 million, or $0.47 per share, during second quarter 2014.

SECOND QUARTER HIGHLIGHTS

•	Pre-tax, pre-provision income of $35.1 million, a 7.9% increase from the prior quarter and a 15.5% increase from the same period in the prior year.

•	Organic loan growth of 3.6% over prior quarter and 5.3% year-over-year.

•	Loan to deposit ratio of 75.0% as of June 30, 2015, compared to 72.9% a year ago.

•	Net interest margin ratio of 3.47%, a 4 basis point improvement compared to first quarter 2015.

•	Income from the origination and sale of mortgage loans increased 49.0%, to $8.8 million, as compared to first quarter 2015.

•	Improvement in non-performing assets, which declined to 1.01% of total assets as of June 30, 2015, as compared to 1.11% of total assets as of March 31, 2015.

“We continued to see strong improvement in our core earnings during the second quarter, with a 12% increase in total revenue and a 15% increase in pre-tax, pre-provision income compared to the second quarter of 2014,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We saw a notable increase in organic loan demand in our markets, which, along with the Mountain West acquisition, drove a 13% increase in our total loans year-over-year. Organic loan demand was broad-based, with notable growth in our commercial, commercial real estate, consumer and agricultural portfolios. We also had a strong quarter of residential mortgage loan production, which resulted in a strong increase in our loan sale income," continued Mr. Garding. "As we continue to execute well on our growth strategies and complete our pending acquisition of Absarokee Bancorporation, we believe we can continue to deliver strong results for our shareholders,” said Mr. Garding.
RESULTS OF OPERATIONS

Net Interest Income. The Company's net interest income, on a fully taxable equivalent basis, increased $1.0 million to $66.4 million during second quarter 2015, as compared to $65.4 million during first quarter 2015, primarily due to the combined impact of one additional accrual day during second quarter 2015 and a shift in the mix of interest earning assets from lower yielding interest bearing deposits in banks to higher yielding loans.

The yield on average loans decreased 7 basis points to 4.89% during second quarter 2015, as compared to 4.96% during first quarter 2015. The impact of the reduction in loan yield was more than offset by a 2.0% increase in average loans outstanding during second quarter 2015, as compared to first quarter 2015. Interest accretion related to the fair valuation of acquired loans contributed $1.6 million of interest income during second quarter 2015, of which $470 thousand was related to early payoffs of acquired loans. This compares to interest accretion of $1.1 million during first quarter 2015, of which $351 thousand was related to early payoffs. Recoveries of charged-off loan interest were $753 during second quarter 2015, as compared to $591 during first quarter 2015.

The Company's net interest margin ratio increased 4 basis points to 3.47% during second quarter 2015, as compared to 3.43% during first quarter 2015. Exclusive of the accelerated interest accretion related to early payoffs of acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio increased 2 basis points to 3.40% during second quarter 2015, compared to 3.38% during first quarter 2015. This increase was primarily driven by a shift in the mix of interest earning assets from lower yielding interest bearing deposits in banks to higher yielding loans and investment securities.

Non-Interest Income. Non-interest income increased $4.0 million to $31.8 million during second quarter 2015, as compared to $27.8 million during first quarter 2015, primarily due to increases in income from the origination and sale of mortgage loans and increases in other service charges, commissions and fees income.

Income from the origination and sale of loans increased $2.9 million, or 49.0%, to $8.8 million during second quarter 2015, as compared to $5.9 million during first quarter 2015. During the second quarter of 2015, the Company sold $10.6 million of seasoned portfolio loans at an aggregate gain of $410 thousand. In addition, mortgage loan production increased 29.5% during second quarter 2015, as compared to first quarter 2015. Loans originated for home purchases accounted for approximately 65% of the Company's loan production during second quarter 2015, as compared to approximately 57% during first quarter 2015.

Other service charges, commissions and fees income increased $1.3 million, or 13.2%, to $11.2 million during second quarter 2015, as compared to $9.9 million during first quarter 2015, primarily due to increases in interchange fee income due to higher debit and credit card transaction volumes.

Also, during second quarter 2015, the Company recorded a $863 thousand gain on the sale of land. This gain is included in other income in the accompanying financial summary. Other income decreased $323 thousand, or 10.3%, to $2.8 million during second quarter 2015, as compared to $3.1 million during first quarter 2015. Included in first quarter 2015 other income is income from the reversal of $1.0 million of accrued costs associated with the settlement of secondary investor claims acquired as part of the 2014 Mountain West Financial Corp acquisition.

Non-Interest Expense. Non-interest expense increased $2.4 million, or 4.0%, to $62.0 million during second quarter 2015, as compared to $59.6 million during first quarter 2015. During second quarter 2015, the Company recorded one-time contract termination expense of $876 thousand related to a change in payment service provider. In addition, the Company recognized unusually high fraud losses primarily related to fraudulent credit card activity during second quarter 2015. Fraud losses were $719 thousand during second quarter 2015, an increase of $520 thousand from first quarter 2015.

BALANCE SHEET

Total assets decreased $142 million, or 1.7%, to $8.4 billion as of June 30, 2015, from $8.5 billion as of March 31, 2015. Second quarter 2015 loan growth was funded through available funds resulting in decreases in investment securities and interest bearing deposits in banks.

Total loans increased $177 million, or 3.6%, to $5.1 billion as of June 30, 2015, from $4.9 billion as of March 31, 2015, with the most notable growth occurring in commercial, commercial real estate, agricultural and consumer loans.

Continuing business expansion in the Company's market areas and the movement of completed commercial construction projects from construction loans to permanent financing resulted in increases in the commercial and commercial real estate loan portfolios. Commercial loans increased $65 million, or 8.6%, to $819 million as of June 30, 2015, from $754 million as of March 31, 2015, and commercial real estate loans increased $33 million, or 2.0%, to $1.7 billion as of June 30, 2015.

Agricultural loans increased $25 million, or 21.3%, to $143 million as of June 30, 2015, from $118 million as of March 31, 2015. Growth in agricultural loans is primarily attributable to seasonal increases in credit lines that typically occur during the second and third quarters of each year.

Consumer loans grew $31 million or 4.0%, to $799 million as of June 30, 2015, from $768 million as of March 31, 2015. Approximately 76% of this increase occurred in the indirect consumer loan portfolio, which grew $23 million to $589 million as of June 30, 2015, from $566 million as of March 31, 2015, due to the combined impacts of heightened consumer demand for recreational vehicles and increased dealer volume resulting from the Company's historical expansion efforts within its existing market areas.

The Company has historically experienced a decrease in total deposits during the second quarter of the year. As of June 30, 2015, total deposits decreased $164 million, or 2.4%, to $6.8 billion, as compared to $7.0 billion as of March 31, 2015. As of June 30, 2015, the mix of total deposits was 26% non-interest bearing demand, 30% interest bearing demand, 27% savings and 17% time.

ASSET QUALITY

Non-performing assets declined to $85 million, or 1.01% of total assets, as of June 30, 2015, from $94 million, or 1.11% of total assets, as of March 31, 2015, with all categories of non-performing assets showing improvement. Loans past due 90 days or more and still accruing interest decreased 58.4% to $2.2 million as of June 30, 2015, from $5.2 million as of March 31, 2015, primarily due to the renewal of past due loans that were in the process of renewal at March 31, 2015.

OREO decreased 22.2% to $11.8 million as of June 30, 2015, from $15.1 million as of March 31, 2015. During second quarter 2015, the Company recorded OREO additions of $1.1 million and sold OREO property with carrying values of $4.5 million at a $986 thousand net gain.

The Company recorded a provision for loan losses of $1.3 million during second quarter 2015, compared to $1.1 million during first quarter 2015. Higher provision for loan losses recorded during second quarter 2015, as compared to first quarter 2015, is reflective of loan growth and increases in estimated loss exposure on certain non-performing loans. The Company's allowance for loan losses as a percentage of period end loans declined slightly to 1.50% as of June 30, 2015, compared to 1.53% as of March 31, 2015.

Second Quarter 2015 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2015 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, July 21, 2015. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on July 21, 2015 through 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) on August 21, 2015, by dialing 1-877-344-7529 (using conference ID 10068509). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 80 banking offices, including detached drive-up facilities, in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: continuing or worsening business and economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, lending risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, failure of technology, inability to meet liquidity requirements, failure to manage growth, competition, ineffective internal operational controls, environmental remediation and other costs, reliance on external vendors, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, soundness of other financial institutions, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, volatility of Class A common stock, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, voting control of Class B stockholders, anti-takeover provisions, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2015		2014
INCOME STATEMENT SUMMARIES	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Net interest income	$65,288	$64,325	$65,516	$65,082	$59,727
Net interest income on a fully-taxable equivalent ("FTE") basis	66,399	65,381	66,585	66,129	60,806
Provision for loan losses	1,340	1,095	118	261	(2,001)
Non-interest income:
Other service charges, commissions and fees	11,173	9,867	11,429	10,458	9,699
Income from the origination and sale of loans	8,802	5,906	5,554	7,346	6,380
Wealth management revenues	4,897	4,937	4,775	5,157	4,609
Service charges on deposit accounts	4,053	3,944	4,432	4,331	3,929
Investment securities gains (losses), net	46	6	(19)	(8)	17
Other income	2,799	3,122	5,190	2,079	1,937
Total non-interest income	31,770	27,782	31,361	29,363	26,571
Non-interest expense:
Salaries and wages	26,093	25,349	23,717	25,914	24,440
Employee benefits	8,070	7,780	6,812	7,841	7,164
Occupancy, net	4,529	4,492	4,770	4,534	4,253
Furniture and equipment	3,703	3,793	4,120	3,338	3,157
Outsourced technology services	2,593	2,463	2,468	2,346	2,309
Other real estate owned income, net	(823)	(61)	(61)	(58)	(134)
Core deposit intangible amortization	855	854	855	688	354
Non-core expenses (income)	(7)	70	2,368	5,052	597
Other expenses	16,965	14,852	16,604	15,303	13,780
Total non-interest expense	61,978	59,592	61,653	64,958	55,920
Income before taxes	33,740	31,420	35,106	29,226	32,379
Income taxes	11,518	10,440	12,330	10,071	11,302
Net income	$22,222	$20,980	$22,776	$19,155	$21,077
Core net income**	$22,189	$21,020	$24,260	$22,302	$21,438
Pre-tax, pre-provision net income**	$35,080	$32,515	$35,224	$29,487	$30,378

PER COMMON SHARE DATA
Net income - basic	$0.49	$0.46	$0.50	$0.43	$0.48
Net income - diluted	0.49	0.46	0.49	0.42	0.47
Core net income - diluted	0.49	0.46	0.53	0.49	0.48
Cash dividend paid	0.20	0.20	0.16	0.16	0.16
Book value at period end	20.32	20.13	19.85	19.40	18.95
Tangible book value at period end**	15.58	15.36	15.07	14.61	14.71

OUTSTANDING COMMON SHARES
At period-end	45,506,583	45,429,468	45,788,415	45,672,922	44,255,012
Weighted-average shares - basic	45,143,122	45,378,230	45,485,548	44,911,858	44,044,260
Weighted-average shares - diluted	45,606,686	45,840,191	46,037,344	45,460,288	44,575,963

SELECTED ANNUALIZED RATIOS
Return on average assets	1.06%	1.00%	1.05%	0.93%	1.12%
Core return on average assets**	1.06	1.00	1.12	1.09	1.14
Return on average common equity	9.68	9.38	10.09	8.55	10.18
Core return on average common equity**	9.66	9.40	10.75	9.96	10.36
Return on average tangible common equity**	12.65	12.35	13.34	11.17	13.16
Net FTE interest income to average earning assets	3.47	3.43	3.38	3.55	3.54

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2015			2014
BALANCE SHEET SUMMARIES	Jun 30		Mar 31	Dec 31	Sept 30	Jun 30
Assets:
Cash and cash equivalents	$506,434		$637,803	$798,670	$819,963	$503,648
Investment securities	2,139,433		2,340,904	2,287,110	2,169,774	2,093,985
Loans held for investment:
Commercial real estate	1,704,073		1,670,829	1,639,422	1,686,509	1,464,947
Construction real estate	403,228		406,305	418,269	367,420	361,009
Residential real estate	999,038		997,123	999,903	957,282	894,502
Agricultural real estate	158,506		156,734	167,659	158,940	162,428
Consumer	799,126		768,462	762,471	745,482	707,035
Commercial	819,119		754,149	740,073	736,908	727,482
Agricultural	142,629		117,569	124,859	136,587	130,280
Other	2,905		377	3,959	2,316	2,016
Mortgage loans held for sale	75,322		55,758	40,828	62,938	56,663
Total loans	5,103,946		4,927,306	4,897,443	4,854,382	4,506,362
Less allowance for loan losses	76,552		75,336	74,200	74,231	78,266
Net loans	5,027,394		4,851,970	4,823,243	4,780,151	4,428,096
Premises and equipment, net	189,488		192,748	195,212	207,181	180,341
Goodwill and intangible assets (excluding mortgage servicing rights)	215,958		216,815	218,870	218,799	187,502
Company owned life insurance	177,625		154,741	153,821	152,761	138,899
Other real estate owned, net	11,773		15,134	13,554	18,496	16,425
Mortgage servicing rights, net	14,654		14,093	14,038	13,894	13,443
Other assets	103,459		104,334	105,418	100,333	89,040
Total assets	$8,386,218		$8,528,542	$8,609,936	$8,481,352	$7,651,379

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,757,641		$1,757,664	$1,791,364	$1,637,151	$1,533,484
Interest bearing	5,046,760		5,210,495	5,214,848	5,322,348	4,645,558
Total deposits	6,804,401		6,968,159	7,006,212	6,959,499	6,179,042
Securities sold under repurchase agreements	469,145		462,073	502,250	432,478	462,985
Accounts payable, accrued expenses and other liabilities	62,272		58,335	72,006	63,713	51,456
Long-term debt	43,068		43,048	38,067	36,882	36,893
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	102,916	82,477
Total liabilities	7,461,363		7,614,092	7,701,012	7,595,488	6,812,853
Stockholders' equity:
Common stock	313,125		310,544	323,596	321,132	283,697
Retained earnings	612,875		599,727	587,862	572,362	560,469
Accumulated other comprehensive income (loss)	(1,145)		4,179	(2,534)	(7,630)	(5,640)
Total stockholders' equity	924,855		914,450	908,924	885,864	838,526
Total liabilities and stockholders' equity	$8,386,218		$8,528,542	$8,609,936	$8,481,352	$7,651,379

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	15.37%	*	15.43%	16.15%	16.34%	16.69%
Tier 1 risk-based capital	13.88	*	13.94	14.52	14.71	15.02
Tier 1 common capital to total risk-weighted assets	12.55	*	12.58	13.08	12.89	13.45
Leverage Ratio	10.11	*	8.78	9.61	10.42	10.35
Tangible common stockholders' equity to tangible assets**	8.68		8.39	8.22	8.07	8.72

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2015		2014
ASSET QUALITY	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
Allowance for loan losses	$76,552	$75,336	$74,200	$74,231	$78,266
As a percentage of period-end loans	1.50%	1.53%	1.52%	1.53%	1.74%

Net charge-offs (recoveries) during quarter	$124	$(41)	$149	$4,296	$1,104
Annualized as a percentage of average loans	0.01%	—%	0.01%	0.36%	0.10%

Non-performing assets:
Non-accrual loans	$70,848	$73,941	$62,182	$71,915	$79,166
Accruing loans past due 90 days or more	2,153	5,175	2,576	1,348	1,494
Total non-performing loans	73,001	79,116	64,758	73,263	80,660
Other real estate owned	11,773	15,134	13,554	18,496	16,425
Total non-performing assets	84,774	94,250	78,312	91,759	97,085
As a percentage of:
Total loans and OREO	1.66%	1.91%	1.59%	1.88%	2.15%
Total assets	1.01%	1.11%	0.91%	1.08%	1.27%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs (Recoveries)	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q2 2012	$12,000	$25,108	$102,794	$55,074	$35,959	$136,374	$190,191
Q3 2012	9,500	13,288	99,006	48,277	35,428	127,270	167,241
Q4 2012	8,000	6,495	100,511	34,602	31,932	110,076	142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005
Q2 2013	375	(249)	98,528	39,408	23,406	105,471	128,253
Q3 2013	(3,000)	2,538	92,990	39,414	21,939	96,203	114,740
Q4 2013	(4,000)	3,651	85,339	26,944	21,780	96,671	112,175
Q1 2014	(5,000)	(1,032)	81,371	41,034	19,687	89,778	106,372
Q2 2014	(2,001)	1,104	78,266	24,250	23,531	80,660	97,085
Q3 2014	261	4,296	74,231	38,400	20,956	73,263	91,759
Q4 2014	118	149	74,200	28,848	20,952	64,758	78,312
Q1 2015	1,095	(41)	75,336	40,744	16,070	79,116	94,250
Q2 2015	1,340	124	76,552	31,178	15,127	73,001	84,774

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q2 2012	$220,509	$243,916	$81,473	$545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580
Q1 2013	197,645	197,095	43,825	438,565
Q2 2013	192,390	161,786	52,266	406,442
Q3 2013	180,850	168,278	42,415	391,543
Q4 2013	159,081	154,100	45,308	358,489
Q1 2014	174,834	161,103	31,672	367,609
Q2 2014	160,271	155,744	29,115	345,130
Q3 2014	156,469	156,123	39,450	352,042
Q4 2014	154,084	163,675	34,854	352,613
Q1 2015	140,492	156,887	37,476	334,855
Q2 2015	155,707	159,899	31,701	347,307

*Preliminary estimate - may be subject to change.
**See Non-GAAP Financial Measures included herein for a discussion regarding core net income, pre-tax, pre-provision net income, tangible book value per common share, core return on average assets, core return on average common equity, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,991,416	$60,911	4.89%	$4,895,146	$59,816	4.96%	$4,436,786	$56,019	5.06%
Investment securities (2)	2,319,636	9,642	1.67	2,294,433	9,641	1.70	2,091,438	9,017	1.73
Interest bearing deposits in banks	369,345	271	0.29	546,583	389	0.29	356,911	225	0.25
Federal funds sold	3,168	5	0.63	1,174	2	0.69	1,958	3	0.61
Total interest earnings assets	7,683,565	70,829	3.70	7,737,336	69,848	3.66	6,887,093	65,264	3.80
Non-earning assets	743,545			752,077			669,029
Total assets	$8,427,110			$8,489,413			$7,556,122
Interest bearing liabilities:
Demand deposits	$2,086,443	$524	0.10%	$2,089,203	$506	0.10%	$1,878,483	$513	0.11%
Savings deposits	1,874,508	624	0.13	1,882,816	628	0.14	1,653,034	598	0.15
Time deposits	1,175,753	2,091	0.71	1,220,590	2,175	0.72	1,148,832	2,216	0.77
Repurchase agreements	448,810	53	0.05	479,525	54	0.05	438,744	63	0.06
Other borrowed funds	7	—	—	4	—	—	8	—	—
Long-term debt	43,039	538	5.01	38,113	515	5.48	36,897	476	5.17
Subordinated debentures held by subsidiary trusts	82,477	600	2.92	82,477	589	2.90	82,477	592	2.88
Total interest bearing liabilities	5,711,037	4,430	0.31	5,792,728	4,467	0.31	5,238,475	4,458	0.34
Non-interest bearing deposits	1,739,329			1,723,001			1,443,239
Other non-interest bearing liabilities	55,515			66,391			44,291
Stockholders’ equity	921,229			907,293			830,117
Total liabilities and stockholders’ equity	$8,427,110			$8,489,413			$7,556,122
Net FTE interest income		66,399			65,381			60,806
Less FTE adjustments (2)		(1,111)			(1,056)			(1,079)
Net interest income from consolidated statements of income		$65,288			$64,325			$59,727
Interest rate spread			3.39%			3.35%			3.46%
Net FTE interest margin (3)			3.47%			3.43%			3.54%
Cost of funds, including non-interest bearing demand deposits (4)			0.24%			0.24%			0.27%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Six Months Ended
	June 30, 2015			June 30, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,943,547	$120,727	4.92%	$4,391,143	$110,211	5.06%
Investment securities (2)	2,307,104	19,283	1.69	2,099,993	18,387	1.77
Interest bearing deposits in banks	457,475	660	0.29	362,815	456	0.25
Federal funds sold	2,176	7	0.65	1,531	4	0.53
Total interest earnings assets	7,710,302	140,677	3.68	6,855,482	129,058	3.80
Non-earning assets	747,788			666,748
Total assets	$8,458,090			$7,522,230
Interest bearing liabilities:
Demand deposits	$2,087,815	$1,030	0.10%	$1,858,211	$1,025	0.11%
Savings deposits	1,878,640	1,252	0.13	1,646,296	1,193	0.15
Time deposits	1,198,048	4,266	0.72	1,160,783	4,533	0.79
Repurchase agreements	464,083	107	0.05	447,601	129	0.06
Other borrowed funds	5	—	—	7	—	—
Long-term debt	40,589	1,052	5.23	36,903	949	5.19
Subordinated debentures held by subsidiary trusts	82,477	1,190	2.91	82,477	1,180	2.89
Total interest bearing liabilities	5,751,657	8,897	0.31	5,232,278	9,009	0.35
Non-interest bearing deposits	1,731,210			1,423,639
Other non-interest bearing liabilities	60,924			47,223
Stockholders’ equity	914,299			819,090
Total liabilities and stockholders’ equity	$8,458,090			$7,522,230
Net FTE interest income		131,780			120,049
Less FTE adjustments (2)		(2,167)			(2,186)
Net interest income from consolidated statements of income		$129,613			$117,863
Interest rate spread			3.37%			3.45%
Net FTE interest margin (3)			3.45%			3.53%
Cost of funds, including non-interest bearing demand deposits (4)			0.24%			0.27%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude certain non-core revenues and expenses, including investment securities net gains or losses, acquisition expenses consisting primarily of travel expenses and professional fees, and nonrecurring litigation expenses. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments are presented net of estimated income tax expense.

In addition, the Company adjusts net income to exclude income tax expense and provision for loan losses. Management believes this non-GAAP financial measure is useful to investors in evaluating operating trends by excluding pre-tax amounts which the Company views as fluctuating widely based on economic conditions.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited, $ in thousands, except share and per share data)

		2015		2014
As Of or For the Quarter Ended		Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
Net income		$22,222	$20,980	$22,776	$19,155	$21,077
Add back: income tax expense		11,518	10,440	12,330	10,071	11,302
Add back: provision for loan losses		1,340	1,095	118	261	(2,001)
Pre-tax, pre-provision net income		$35,080	$32,515	$35,224	$29,487	$30,378

Net income		$22,222	$20,980	$22,776	$19,155	$21,077
Adj: investment securities (gains) losses, net		(46)	(6)	19	8	(17)
Plus: acquisition & nonrecurring litigation expenses		(7)	70	2,368	5,052	597
Adj: income taxes		20	(24)	(903)	(1,913)	(219)
Total core net income	(A)	22,189	21,020	24,260	22,302	21,438

Total non-interest income		$31,770	$27,782	$31,361	$29,363	$26,571
Adj: investment securities (gains) losses, net		(46)	(6)	19	8	(17)
Total core non-interest income		31,724	27,776	31,380	29,371	26,554
Net interest income		65,288	64,325	65,516	65,082	59,727
Total core revenue		$97,012	$92,101	$96,896	$94,453	$86,281

Total non-interest expense		$61,978	$59,592	$61,653	$64,958	$55,920
Less: acquisition & nonrecurring litigation expenses		7	(70)	(2,368)	(5,052)	(597)
Core non-interest expense		$61,985	$59,522	$59,285	$59,906	$55,323

Total quarterly average stockholders' equity	(B)	$921,229	$907,293	$895,605	$888,464	$830,117
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(216,457)	(218,511)	(218,407)	(208,346)	(187,710)
Average tangible common stockholders' equity	(C)	$704,772	$688,782	$677,198	$680,118	$642,407

Total stockholders' equity, period-end		$924,855	$914,450	$908,924	$885,864	$838,526
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(215,958)	(216,815)	(218,870)	(218,799)	(187,502)
Total tangible common stockholders' equity	(D)	$708,897	$697,635	$690,054	$667,065	$651,024

Total assets		$8,386,218	$8,528,542	$8,609,936	8,481,352	7,651,379
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(215,958)	(216,815)	(218,870)	(218,799)	(187,502)
Tangible assets	(E)	$8,170,260	$8,311,727	$8,391,066	$8,262,553	$7,463,877

Total quarterly average assets	(F)	$8,427,110	$8,489,413	$8,586,418	$8,150,404	$7,556,122

Total common shares outstanding, period end	(G)	45,506,583	45,429,468	45,788,415	45,672,922	44,255,012
Weighted-average common shares - diluted	(H)	45,606,686	45,840,191	46,037,344	45,460,288	44,575,963

Core earnings per share, diluted	(A/H)	$0.49	$0.46	$0.53	$0.49	$0.48
Tangible book value per share, period-end	(D/G)	15.58	15.36	15.07	14.61	14.71

Annualized net income	(I)	$89,132	$85,086	$90,361	$75,995	$84,540
Annualized core net income	(J)	89,000	85,248	96,249	88,481	85,988

Core return on average assets	(J/F)	1.06%	1.00%	1.12%	1.09%	1.14%
Core return on average common equity	(J/B)	9.66	9.40	10.75	9.96	10.36
Return on average tangible common equity	(I/C)	12.65	12.35	13.34	11.17	13.16
Tangible common stockholders' equity to tangible assets	(D/E)	8.68	8.39	8.22	8.07	8.72